Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the financial statements of the sub-accounts that comprise the Ohio National Variable Account A, and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information. (File No. 333-156430).

/s/ KPMG LLP

Cincinnati, Ohio

April 28, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2022, with respect to the statutory financial statements and financial statement schedules I, III, IV, and V of The Ohio National Life Insurance Company, included herein, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information. (File No. 333-156430).

/s/ KPMG LLP

Cincinnati, Ohio

April 28, 2022